Exhibit 99.2

Dropbox, Inc. Announces Upsize and Pricing of $1.1 Billion Convertible Senior Notes Offering

SAN FRANCISCO, Calif., November 9, 2026-- Dropbox, Inc. (“Dropbox”) (NASDAQ: DBX) today announced the pricing of $1.1 billion aggregate principal amount of convertible senior notes due 2031 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). The aggregate principal amount of the offering was increased from the previously announced offering size of $1.0 billion. Dropbox also granted the initial purchasers of the Notes a 13-day option to purchase up to an additional $150.0 million aggregate principal amount of the Notes. The sale of the Notes to the initial purchasers is expected to settle on November 12, 2026, subject to customary closing conditions, and is expected to result in approximately $1,082 million in net proceeds to Dropbox (or approximately $1,230 million if the initial purchasers exercise their option to purchase additional Notes in full) after deducting the initial purchasers’ discount and estimated offering expenses payable by Dropbox.

The Notes will be senior, unsecured obligations of Dropbox. The Notes will bear interest at a rate of 1.25% per year. Interest will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2027. The Notes will mature on December 1, 2031 unless earlier converted, redeemed or repurchased.

Dropbox intends to use approximately $103.1 million of the net proceeds of the offering of the Notes to pay the cost of the convertible note hedge transactions described below, after such cost is partially offset by the proceeds of the warrant transactions described below, approximately $175.0 million of the net proceeds from this offering to repurchase shares of Dropbox’s Class A common stock (“Class A common stock”) at the closing price on November 9, 2026 from institutional investors through one of the initial purchasers of the Notes or their affiliates, as Dropbox’s agent, concurrently with the pricing of this offering, and to use the remaining proceeds from the offering, together with cash on hand, for the repayment of at least $750.0 million aggregate principal amount of outstanding borrowings under Dropbox’s term loan facility.

The Notes may be converted at an initial conversion rate of 24.5549 shares of the Class A common stock per $1,000 principal amount of the Notes (equivalent to an initial conversion price of approximately $40.73 per share of Class A common stock, which represents a conversion premium of approximately 25% to the last reported sale price of the Class A common stock of $32.58 per share on November 9, 2026). Prior to the close of business on the business day immediately preceding September 1, 2031, the Notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after September 1, 2031 until the close of business on the second scheduled trading day immediately preceding the maturity date, a holder of the Notes may convert all or any portion of its Notes regardless of these conditions. Upon conversion, Dropbox will pay cash up to the aggregate principal amount of Notes to be converted and pay or deliver, as the case may be, cash, shares of the Class A common stock or a combination of cash and shares of the Class A common stock, at Dropbox’s election, in respect of the remainder, if any, of Dropbox’s conversion obligation in excess of the aggregate principal amount of Notes being converted.

Except in the case of a cleanup redemption (as defined below), Dropbox may not redeem the Notes prior to December 5, 2029. Dropbox may redeem for cash all or any portion of the Notes, at its option (an “optional redemption”), on or after December 5, 2029, if the last reported sale price of Dropbox’s Class A common stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Dropbox provides notice of redemption. In addition, subject to certain conditions, Dropbox may redeem for cash all, but not less than all, of the Notes at any time if the aggregate principal amount of the Notes that remains outstanding at such time is less than $100.0 million (a “cleanup redemption”). The redemption price for any optional redemption or cleanup redemption will be equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes, which means that Dropbox is not required to redeem or retire the Notes periodically.

In connection with the pricing of the Notes, Dropbox entered into privately negotiated convertible note hedge and warrant transactions with certain of the initial purchasers, their affiliates and other financial institutions (the “option counterparties”). The convertible note hedge transactions are expected generally to offset the potential dilution to the Class A common stock upon any conversion of the Notes and/or reduce any cash payments Dropbox is required to make in excess of the principal amount of converted Notes, as the case may be. The warrant transactions would separately have a dilutive effect to the extent that the market value per share of the Class A common stock exceeds the strike price of any warrants unless, subject to the terms of the warrant transactions, Dropbox elects to cash settle instead of net share settle the warrants. The strike price of the warrant transactions will initially be approximately $57.02 per share, which represents a premium of 75% over the last reported sale price of the Class A common stock on November 9, 2026, and is subject to certain adjustments under the terms of the warrant transactions. If the initial purchasers exercise their option to purchase additional Notes, Dropbox expects to enter into additional convertible note hedge and additional warrant transactions relating to the additional Notes.

Dropbox has been advised that, in connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the option counterparties or their respective affiliates expect to purchase shares of the Class A common stock and/or enter into various derivative transactions with respect to the Class A common stock concurrently with, or shortly after, the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Class A common stock or the Notes at that time. In addition, Dropbox has been advised that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Class A common stock and/or by purchasing or selling shares of the Class A common stock or other securities of Dropbox in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of Notes, in connection with any redemption, fundamental change repurchase of the Notes and, to the extent Dropbox unwinds a corresponding portion of the convertible note hedge and warrant transactions, following any other repurchase of the Notes or if Dropbox otherwise unwinds all or a portion of the convertible note hedge and/or warrant transactions). This activity could also cause or avoid an increase or a decrease in the market price of the Class A common stock or the Notes, which could affect the ability of noteholders to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the amount of cash and the number and value of the shares of the Class A common stock, if any, that noteholders will receive upon conversion of such Notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The convertible note hedge transactions, warrant transactions, Notes and the shares of Class A common stock issuable upon conversion of the Notes, if any, have not been, and will not be, registered under the Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Act and applicable state laws.

Media:

Pamela Hill

press@dropbox.com

or

Investors:

Sarah Schubach
IR@dropbox.com